EXECUTION COPY

            SYSTEMS AND SERVICES TECHNOLOGIES, INC.
SERVICING             AGREEMENT



This Servicing Agreement (the "Agreement") is entered into as of the 3rd day of January, 1997 between Systems and Services Technologies, Inc.
(hereinafter referred to as "Servicer"), a Delaware corporation, and Aegis Consumer Finance, Inc., a Delaware corporation, its successors and assigns (hereinafter collectively referred to as "Company").

RECITALS

          WHEREAS, Servicer provides portfolio management services, including loan administration, payment collection and processing, insurance claim processing, custodial services, third party recovery collections and financial reporting to financial institutions in connection with Sales Contracts (as hereinafter defined); and

          WHEREAS, Company and certain of its subsidiaries and commonly controlled corporations ("Affiliates") are and will continue to become the owners of Sales Contracts; and

          WHEREAS; Company desires to avail itself of the services provided by Servicer on the terms provided herein with respect to Sales Contracts;

          NOW THEREFORE, in consideration of the foregoing, other good and valuable consideration, and the mutual terms and covenants contained herein, the parties hereto agree as follows:

ARTICLE I
DEFINITIONS

As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

Inactive Receivable. One in which Servicer has been instructed by Company to cease all servicing activities with the exception of posting payments received from deficiency collections group.

Advance Account. A bank account established and maintained by Servicer in trust for Company and Holders into which Company shall initially deposit $7,500 (amount subject to change from time to time as agreed upon by both Company and Servicer), from which Servicer may withdraw funds as necessary to cover collection expenses, expenses incurred in repossessing vehicles and expenses incurred in reconditioning vehicles, as necessary, in order to maximize the proceeds generated by the sale of said Vehicle at auction. To the extent possible, the account shall be replenished from monies recovered from the Obligor. If at any time the account balance shall fall below $3,000 (amount subject to change from time to time as agreed upon by both Company and Servicer), Company shall contribute funds necessary to bring the account balance to $5,000.

Approved Program. Each package or pool of Receivables whether held by Company, placed with a financial institution pursuant to a warehouse agreement or transferred to a Trust or Holder on a given date.

Business Day. Any day other than Saturday, Sunday, a regularly scheduled holiday of Servicer, or a day on which banking institutions in the primary business location of Servicer or Company are authorized or required by law to close.

Closing Holder Principal Balance. With respect to a Receivable transferred to a Trust or Holder, the unpaid principal balance of that Receivable owed to the Holder at the time of such transfer.

Closing Obligor Principal Balance. With respect to a Receivable, the unpaid principal balance of that Receivable owed by the Obligor at the time that Receivable became subject to this Agreement.

Collected Funds. All funds received by Servicer on behalf of Company to be posted to an Obligor's account, including, but not limited to: account payments, insurance policy proceeds, insurance policy rebates, warranty proceeds, warranty rebates and any other funds received from any source for the account of an Obligor.

Collection Day. Any day other than Sunday, a regularly scheduled holiday of Servicer, or a day on which banking institutions in the Primary Business Location of Servicer or Company are authorized or required by law to close.

Credit Agency. A recognized agency to which Servicer on behalf of Company reports Obligor repayment, including but not limited to: delinquencies, repossessions and redemptions.

Credit Enhancement. Any policy of insurance which provides value to Company or Holder but does not reduce the Remaining Obligor Principal Balance, including, but not limited to: skip, confiscation, Obligor default, credit default and vendors single interest.

Custodian. The holder of all Docket Documents or instruments delivered to Servicer with respect to each Receivable.

Depository Account. A remittance banking account into which daily Collections from the Lock-Box Account shall be deposited if required by any purchase agreement, loan and security agreement or any other agreement relating to the Receivables.

Docket Documents.   The original retail installment sales contract, the original credit application, the original application for title, the original guarantee of title, and the original evidence of title or the original title, when received (subject to change, as agreed upon by Company and Servicer).

Holder. As to any Receivable, the Person purchasing or lending against the security of such a Receivable.

Insurance. Any policy of insurance which provides value to the Closing Obligor Principal Balance, including, but not limited to: life accident and health insurance, GAP auto protection, unemployment insurance and vehicle warranties.

Insurer.  Any insurance company which has issued any policy of Credit
Enhancement.

Lock-Box Account. A remittance banking account into which Obligors, Servicer, Company and any Insurer shall be directed to deposit Collected Funds with respect to the Receivables.

Monthly Reports. The reports to be delivered or made available to Company or its designee(s) on each of the Preliminary Report Delivery Date and Report Delivery Date in a form similar to that which appears in the attached Exhibit B.

NSF Account.   A bank account established and maintained by Servicer in
trust for Company and Holders into which Company shall initially deposit $5,000 (amount subject to change from time to time as agreed upon by both Company and Servicer) which Servicer may withdraw as necessary to cover checks received for Obligors' accounts which do not clear due to insufficient funds. If, at any time, the account balance shall fall below $1,000 (amount subject to change from time to time as agreed upon by both Company and Servicer), Company shall contribute funds necessary to bring the account balance to $5,000.

Obligor. An account debtor or any other person obligated under a Sales Contract to make payments on the Receivable.

Person. Any natural person or any entity, including, without limitation, any trust, corporation, partnership, firm, government or government agency.

Preliminary Report Delivery Date. The latter of the third business day or the fifth calendar day of the month immediately following the related Remittance Period.

Purchase Agreement. An agreement by which a Trust or Holder purchases Receivables from Company in an Approved Program.

Receivable.  A Sales Contract that:

     a) complies with all applicable federal and state laws and legal requirements; and

     b) was originated in connection with the sale of a Vehicle to a Person or the financing or refinancing of such a Vehicle; and

     c)   represents a bona fide obligation of an Obligor; and

     d) has been purchased by Company, or originated by the Company, from any Person in the regular course of Company's business; and

     e) is secured by a valid and perfected first priority security interest in a Vehicle titled or registered in the United States, its territories, or the District of Columbia; and

     f) to the best of Company's knowledge, is one as to which (i) the property which is the subject thereof has been delivered to an Obligor, (ii) there are no exceptions, counterclaims or set-offs on the part of such Obligor against the amounts payable, and
          (iii) there have been no representations or warranties made to such Obligor not contained in the Sales Contract.

Remaining Obligor Principal Balance. As to any Receivable, the Closing Obligor Principal Balance less the aggregate amount of principal payments remitted by or on behalf of an Obligor.

Remittance Date. The earlier of the eighth business day or the eleventh calendar day of the month immediately following the related Remittance Period.

Remittance Period. The first day through and including the last day of the calendar month immediately preceding the Remittance Date.

Report Delivery Date.  Remittance Date.

Reserve Account. A remittance banking account in which Company deposits funds to be used for making payments due a Trust, Holder, Servicer and/or Company.

Sales Contract. A retail installment or conditional sales contract (comparable loan or other document) pursuant to which an Obligor has acquired or financed a Vehicle or used a Vehicle as security for a financing.

Trust. A grantor or other trust established directly or indirectly by Company which shall own Receivables in connection with a securitization or other financing of all or a portion of Company's loan portfolio.

Unwind/Reversal Account. A bank account established and maintained by Servicer in trust for Company and Holders from which Company will direct Servicer to withdraw funds in order to credit an Obligor's account in full on a Receivable which has been reassigned back to the originating dealership. Company shall be responsible to deposit monies as necessary in amounts sufficient to zero out an Obligor's account.

Vehicle. A new or used motor vehicle that was purchased pursuant to a Sales Contract and serves as collateral for a Receivable.


ARTICLE II
NATURE AND SCOPE OF RELATIONSHIP

Company hereby engages Servicer and Servicer agrees to render to Company those services described in this Agreement and in the attached Exhibit A. In performing its duties under this Agreement, Servicer shall report in writing solely to such officers or other employees of Company as Company may designate from time to time. This Agreement shall apply to all Receivables identified to the Servicer by Company for boarding.


ARTICLE III
ADMINISTRATION AND SERVICING OF RECEIVABLES

A. Servicer, for Company, shall: (i) act prudently in accordance with customary and usual servicing procedures for other institutional servicers; (ii) administer, maintain and service the Receivables in compliance with all applicable Federal and State laws and regulations governing Servicer and the Receivables; (iii) use and exercise that degree of skill and attention that is customary with other servicers in the industry that service Sales Contracts for themselves as well as others; (iv) furnish Monthly Reports (in a form similar to that which appears in the attached Exhibit B) and (v) respond to inquiries by Federal, State, or local governmental authorities relating to the servicing of the Receivables or the Receivables themselves.

B. Servicer shall perform those duties outlined in this Agreement and contained in the attached Exhibit A and shall receive the fees as outlined in Exhibit A as full compensation for its services. Company may reasonably direct Servicer to modify or supplement Servicer's duties or methods of performing those duties provided that Company shall compensate Servicer at a reasonable fee for any increase in expense experienced by Servicer due to Company's requests.


                               ARTICLE IV
            FIDELITY BOND AND ERRORS AND OMISSIONS INSURANCE

Servicer shall maintain, at its own expense, (i) an errors and omissions insurance policy and (ii) a blanket fidelity bond, in each case with broad coverage with responsible companies, on all officers, employees or other persons acting on behalf of Servicer in any capacity with regard to the Receivables to handle funds, money, documents and papers relating to the Receivables. Any such fidelity bond and errors and omissions insurance shall protect and insure Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons and shall be maintained in a form and amount that would meet the requirements of prudent institutional Sales Contract servicers (provided, however, that in any event, both of the fidelity bond and the errors and omissions insurance shall be in an amount and shall provide coverage satisfactory to Company).

No provision of this Article IV requiring such fidelity bond and errors and omissions insurance shall diminish or relieve Servicer from its duties and obligations as set forth in this Agreement. Servicer shall cause each and every sub-contractor for it to maintain a policy of insurance covering errors and omissions which would meet the above stated requirements. Upon request of Company, any Holder, or any Trust, Servicer shall cause to be delivered to Company, all Holders, and/or all Trusts, a certification evidencing coverage under such fidelity bond and insurance policy. Any such fidelity bond or insurance policy shall not be canceled or modified without prior written notice to all Trusts and without prior written consent of Company.


                                ARTICLE V
                     REPRESENTATIONS AND WARRANTIES

A.   REPRESENTATIONS AND WARRANTIES OF SERVICER

     1. Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.
          Servicer has, to the best of its knowledge, obtained all federal, state and/or local licenses required to carry out the duties under this Agreement in compliance with any applicable law or regulation, if any. Servicer has full corporate power and authority to enter into this Agreement and to carry out the provisions of this Agreement.

     2. This Agreement and all other instruments or documents to be delivered hereunder or pursuant hereto, and the transactions contemplated hereby, have been duly authorized by all necessary corporate proceedings of Servicer. This Agreement has been duly and validly executed and delivered by Servicer and assuming due authorization, execution and delivery by Company, this Agreement is a valid and legally binding agreement of Servicer enforceable in accordance with its terms.

     3. The execution and delivery of this Agreement by Servicer hereunder and the compliance by Servicer with all provisions of this Agreement do not conflict with or violate any applicable law, regulation or order and do not conflict with or result in a breach of or default under any of the terms or provisions of any contract or agreement to which Servicer is subject or by which it or its property is bound, nor does such execution, delivery or compliance violate the Certificate of Incorporation or by-laws of Servicer.

     4. During the term of this Agreement, Servicer will maintain fire and theft, general liability and business interruption insurance coverage in such amounts and upon such terms as shall be customary given the nature and extent of Servicer's business activities.


B.   REPRESENTATIONS AND WARRANTIES OF COMPANY

     1. Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Company has full corporate power and authority to enter into this Agreement and to carry out the provisions of this Agreement. Company has all licenses, approvals and consents to conduct its business as contemplated by this Agreement.

     2. This Agreement and all other instruments or documents to be delivered hereunder or pursuant hereto, and the transactions contemplated hereby, have been duly authorized by all necessary corporate proceedings of Company. This Agreement has been duly and validly executed and delivered by Company and assuming due authorization, execution and delivery by Company, this Agreement is a valid and legally binding agreement of Company enforceable in accordance with its terms.

     3. The execution and delivery of this Agreement by Company hereunder and the compliance by Company with all provisions of this Agreement do not conflict with or violate any applicable law, regulation or order and do not conflict with or result in a breach of or default under any of the terms or provisions of any contract or agreement to which Company is subject or by which it or its property is bound, nor does such execution, delivery or compliance violate the Certificate of Incorporation or by-laws of Company.

     4. Company warrants that Company is duly authorized to enter into the arrangements contemplated hereby with respect to the applicable contracts, including those provisions contained herein which contemplate that Company will make decisions that may affect a third party purchaser's rights under any given Sales Contract.


ARTICLE VI
EVENTS OF DEFAULT

A. If any one of the following events ("Events of Default") shall occur and be continuing:

     1. Any failure by Servicer to deliver to Company any proceeds or payment required to be so delivered under the terms of this Agreement that shall continue unremedied for a period of two
          (2) Business Days after receipt of written notice to Servicer by Company; or

     2. Failure on the part of Servicer to observe or to perform in any material respect any other covenants or agreements set forth in this Agreement, which failure shall adversely affect the rights of Company and continue unremedied for a period of thirty
          (30) days after the date on which written notice of such failure shall have been received by Servicer; or

     3. The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, trustee, or liquidator for Servicer in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings, or the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of thirty (30) consecutive days; or

     4. The admission, in writing, by Servicer: (a) of its inability to pay its debts generally as they become due; (b) that it has filed a petition of any applicable bankruptcy, insolvency or reorganization of any applicable statute; (c) that it has made an arrangement for the benefit of its creditors or voluntarily suspended payment of its obligations; or (d) that a third party has forced Servicer into bankruptcy under Federal or State law;

     then, and in each and every case and so long as an Event of Default described above shall not have been remedied, Company may terminate all of the rights and obligations of Servicer under this Agreement.

B. On or after the receipt by Servicer of such written notice, all authority and power of Servicer under this Agreement, with respect to the Receivables or otherwise, shall pass to and be vested in Company or
     in any successor servicer to be appointed by Company.   Company is
     hereby authorized and empowered to execute and deliver on behalf of Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts with things necessary to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Receivable files or otherwise.


ARTICLE VII
REMEDIES

In addition to the indemnification rights contained in Article XI and the right to terminate contained in Article XII, Servicer agrees that upon the happening of any Event of Default, as defined in this Agreement, Company may avail itself of any other relief to which Company may be legally or equitably entitled.

ARTICLE VIII
RESPONSIBILITY AND AUTHORITY OF SERVICER

A. Servicer shall have the full power and authority acting alone and without the consent of Company, to do any and all things in connection with servicing and administration that it may deem reasonably necessary or desirable, consistent with the duties and obligations imposed upon Servicer by this Agreement and the attached Exhibit A, including, but not limited to, the right to subcontract (with the prior written approval of Company, such approval not to be unreasonably withheld) any of its duties hereunder. Notwithstanding, Servicer shall cooperate fully with Company and promptly inform Company of any and all changes or developments which may affect the servicing of the Receivables or the Receivables themselves.

B. Company authorizes Servicer to communicate with third parties and the Obligors in the name of Company as necessary and proper to perform the services anticipated by this Agreement.

C. Upon the execution and delivery of this Agreement, Company shall revocably appoint Servicer and Servicer shall accept such appointment to act for Company as Custodian. Should Company elect to engage a different Custodian, Servicer shall cooperate fully with this third party to the best of its abilities.

D. Servicer may, subject to Company's approval (which approval shall not be unreasonably withheld), employ or otherwise utilize sub-contractors and enter into sub-contracting agreements in carrying out its duties and obligations under this Agreement and the attached Exhibit A.

E. Servicer shall have the right to commence a legal proceeding on behalf of Company to enforce a Receivable. If Servicer shall exercise this right, Company shall thereupon be deemed to have automatically assigned such Receivable to Servicer, which assignment shall be solely for the purpose of collection. Company shall furnish Servicer with any powers of attorney and other documents necessary or appropriate to enable Servicer to carry out its servicing and administrative duties hereunder.


ARTICLE IX
BANK ACCOUNTS

A. Servicer shall establish, control and maintain bank accounts (including, but not limited to, the Advance Account, Unwind/Reversal Account, Depository Account, NSF Account and Reserve Account, as applicable) and shall collect and hold in trust (for the benefit of Company and Holders) in such accounts all funds received from either Company, Holder or Obligor until such funds are depleted by Servicer, as intended by the creation of the bank accounts or utilized as instructed by Company. Company shall be responsible for all charges on the bank accounts. All accounts shall be held with a financial institution selected by Servicer and approved by the Company, which approval shall not be unreasonably withheld. Company agrees that Servicer shall bear no liability for any losses not attributable to the negligence of Servicer or Servicer's sub-contractors. Company agrees that Servicer shall bear no liability for any losses that occur as a result of the failure or closure of the financial institution selected.

B. Servicer shall establish, control and maintain the Lock-Box Account into which all of the payments received by the Servicer on behalf of the Company are to be deposited, and such payments are to be posted to the appropriate Obligor's account within 24 hours of identification. All monies deposited to the Lock-Box Account must be swept to one or more segregated Depository Accounts (held in the Servicer's name for the benefit of the Company or its designee) as determined by the Company, except for $5000.00, which may be left in the Lock-Box
     Account from time to time at the Servicer's discretion. Company shall be responsible for all charges to the Lock-Box Account. The Lock-
     Box Account shall be held with a financial institution selected by Servicer and approved by the Company, which approval shall not be unreasonably withheld. Company agrees that Servicer shall bear no liability for any losses not attributable to the negligence of Servicer or Servicer's sub-contractors. Company agrees that Servicer shall bear no liability for any losses that occur as a result of the failure or closure of the financial institution selected.


ARTICLE X
DOCUMENTS AND RECORDS


A.   SERVICING DOCUMENTS AND RECORDS

     1. If required by Company, Holder or Trust, Company shall retain, at its own expense, an independent public accounting firm to prepare an audit report of the applicable Obligor accounts. The basis and scope of such audit shall be defined by Company, Holder or Trust, as the case may be.

     2. Servicer will furnish copies of any such audit report prepared for Servicer with respect to the Receivables to Company, Holder or Trust promptly upon receipt thereof by Servicer.

     3. All data, documents and information held by Servicer on behalf of Company, Holder or Trust shall be held in confidence and not used or disclosed for any purpose other than as contemplated by this Agreement or as required by law.

     4. Servicer shall provide Company, Holder(s), Trust(s) or their designee(s) access to Servicer's facility, but only upon reasonable request and during normal business hours of Servicer and to the extent that such access would not significantly disrupt the orderly conduct of business at such facility. If Company, any Holder or Trust exercises the right to gain access to Servicer's facility, then Servicer shall be reimbursed by said Holder or Trust for the costs of any extraordinary expenses in connection with Servicer providing such access (including, but not limited to, photocopying, telephone calls or fax transmissions).


ARTICLE XI
INDEMNIFICATION

A. Servicer agrees to indemnify and hold Company, its respective officers, employees and agents harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgements and any other costs, fees and expenses that Company, as the case may be, may sustain in any way related to the performance by Servicer under the terms of this Agreement and/or the attached Exhibit
     A. Servicer shall immediately notify Company if a claim is made by a third party with respect to this Agreement or the Receivables. The Company shall assume the defense of any such claim and in its discretion may settle or prosecute such claim. Servicer agrees to reimburse Company for all expenses in connection therewith, including reasonable counsel fees, settlement amount, judgement or decree, if any, which may be entered against the Servicer or Company in respect to such claim. This right to indemnification shall survive the termination of this Agreement.

B. Company agrees to indemnify and hold Servicer, its respective officers, employees and agents harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgements, and any other costs, fees and expenses that Servicer, as the case may be, may sustain in any way related to the performance by Company under the terms of this Agreement. Company shall immediately notify Servicer if a claim is made by a third party with respect to this Agreement or the Receivables. This right to indemnification shall survive the termination of this Agreement.


ARTICLE XII
TERM AND TERMINATION

A. The term of this Agreement shall be for one (1) year from the date first written above and will automatically renew for additional successive one (1) year terms unless the Company or Servicer shall upon ninety (90) days written notice elect not to renew the Agreement.

B Company shall have the right to terminate this Agreement (but not the servicing of any Receivables being serviced under the original or any subsequent term, unless Company exercises its right to transfer the servicing of its portfolio or a portion thereof, as set forth in sub-section C) upon not less than thirty (30) days written notice delivered by overnight mail.

C. In the event Company elects to transfer the servicing of its portfolio or any portion thereof, Servicer shall have thirty (30) calendar days (the "Interim Period") from the effective date of the notice to complete the transfer of all servicing to the Company or its designee. Upon completion of the transfer of servicing from Servicer to Company or its designee, Company shall pay to Servicer five (5) dollars for each Receivable so transferred. Upon the transfer of a portfolio or any portion thereof, Servicer shall, to the best of its abilities, take all steps necessary to effectuate an efficient and proper transfer to a servicer identified by Company, as requested by Company.

D. Notwithstanding the expiration or earlier termination of this Agreement, Servicer agrees to service all Obligor accounts for their full term and until their expiration or early termination (except for those Receivables transferred in accordance with Article XII, paragraph C hereof).


ARTICLE XIII
WAIVERS

No failure or delay on the part of Servicer or Company in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy except by a written instrument signed by the party to be charged or as otherwise expressly provided herein.


ARTICLE XIV
NOTICES

Except as otherwise provided herein, all notices, requests, consents, demands and other communications given hereunder shall be in writing. All notices of whatever kind shall be either personally delivered or sent by telecopy or other form of rapid transmission and confirmed by United States mail, properly addressed and with full postage prepaid to the following:

     To Servicer:   Systems & Services Technologies, Inc.
                    4315 Pickett Road
                    St. Joseph, MO 64503
                    Attn: John J. Chappell, President
                    Telecopy No. (816) 671-2029

     To Company:    Aegis Consumer Finance, Inc.
                    525 Washington Blvd.
                    Jersey City, NJ 07310
                    Attn: Joseph F. Battiato, President
                    Telecopy No. (201) 418-7339

or to such other address as such party shall have specified in writing in the manner set forth above.


ARTICLE XV
                        ASSIGNABILITY

Neither Servicer nor Company may assign any of its rights or obligations hereunder without the prior written consent of the non assigning party. Notwithstanding the foregoing, to the extent the Company sells, assigns, pledges or otherwise transfers any Receivables serviced hereunder, the Company's rights hereunder relating to such Receivables may be similarly sold, assigned, pledged or otherwise transferred. Nothing in this Agreement is intended to confer expressly or by implication, upon any Person other than Company and Servicer, any rights or remedies under or by reason of this Agreement. Company retains the right to assign this Agreement to a third party without the consent of Servicer.


ARTICLE XVI
FURTHER ASSURANCES

Each party agrees, if reasonably requested by the other party, to execute and deliver such additional documents or instruments and take such further actions as may be reasonably necessary to effect the transactions contemplated by this Agreement.


ARTICLE XVII
                       COUNTERPARTS

This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which taken together shall constitute but one and the same document.


ARTICLE XVIII
ENTIRE AGREEMENT; AMENDMENTS

This Agreement, including the exhibits attached hereto and the documents referred to herein, contains the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior understandings, negotiations, commitments and writings with respect hereto. This Agreement may not be modified, changed or supplemented except upon the express written consent of both parties hereto. In the event of any conflict between this Agreement and an exhibit hereto, the Agreement shall govern.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.


SERVICER:
SYSTEMS & SERVICES TECHNOLOGIES, INC.
Attest:



                              By:  John J. Chappell
                              Title:    President



                              COMPANY:
                              AEGIS CONSUMER FINANCE,
INC.

Attest:



   By:  Joseph F. Battiato
Title:  President